Exhibit 26 (g) ii. b.

AMENDMENT 2 to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: SL10/SL11/SL11B/SL15/SL16 (COLI/BOLI non-experience rated business only)

Original Treaty Effective Date: March 1, 2008

For new policies issued on or after January 1, 2010, (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to replace Schedule F – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – Underwriting Guidelines which adds a new plan of insurance.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

[page break]

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paul R. Myers	Date:	7/21/10

Print name:	Paul R. Myers

Title:	VP & Actuary, IL Marketing

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A. Dressler	Date:	7/21/10

Print name:	Melinda A. Dressler

Title:	2nd VP, Treaty

SCHEDULE F: UNDERWRITING GUIDELINES

[page break]

AMENDMENT 2 to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: SL10/SL11/SL11B/SL15/SL16 (COLI/BOLI non-experience rated business only)

Original Treaty Effective Date: March 1, 2008

This Amendment is effective June 1, 2010.

Part I:

For new policies issued on or after June 1, 2010, (the “Amendment Effective Date”), the Ceding Company and the Reinsurer agree to replace Schedule A – Accepted Coverages of the above-referenced Agreement in its entirety with the attached Schedule A – Accepted Coverages which adds a new plan of insurance-             to the Agreement.

Part II:

For new policies issued on or after June 1, 2010, (the Amendment Effective Date”), the Ceding Company and the Reinsurer agree to replace Schedule C – Special Net Amount At Risk Calculations of the above-referenced Agreement in its entirety with the attached Schedule C – Special Net Risk Calculations which adds a new plan of insurance              to the Agreement.

Part III:

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

[page break]

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/23/10
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Paul R. Myers	Date:	7/21/10

Print name:	Paul R. Myers

Title:	VP & Actuary, IL Marketing

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A. Dressler	Date:	7/21/10

Print name:	Melinda A. Dressler

Title:	2nd VP, Treaty

[page break]

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Enfield, Connecticut, C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

Type of Business:             .

Plans of Insurance:             .

Eligible Policies:             .

Recapture             .

Lead Underwriting Reinsurer:             .

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

[page break]

For the Ceding Company’s             , the Net Amount at Risk is             :

[page break]